EXHIBIT 10.13

                     STANDARD CONSULTING AGREEMENT 2003-2004

                              CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") made this ____ day of ______________ by and between _____________________________, organized and existing under the laws of the State of ___________ having its principal place of business at ______________________________ (the "Company") and Genesis Technology Group, Inc., a corporation organized and existing under the laws of the State of Florida having its principal place of business at 777 Yamato Road, Suite 130, Boca Raton, FL 33431 (the "Consultant").

                                   WITNESSETH

         WHEREAS, the Consultant is familiar with the Company's business, has provided, and wishes to continue to provide the Company with business development services, including but not limited to introducing the Company to lending sources, investors, and possibly customers in the U.S. and China;

         WHEREAS, the Company agrees to compensate the Consultant for services that it will provide under this Agreement;

         NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

         1. APPOINTMENT. The Company hereby appoints the Consultant as a general business consultant and hereby retains and employs the Consultant on the terms and conditions of this Agreement. The Consultant accepts such appointment and agrees to perform the services upon the terms and conditions of this Agreement.

         2. TERM. The term of this Agreement shall begin on the date hereof and shall terminate twelve (12) months from date of the execution of this document.

         3. CONSULTING SERVICES. The Company acknowledges that the Consultant can provide valuable services to the Company and will pay for these services upon signing this Agreement, as further described in Section 6 hereof. The Consultant also agrees that it will continue to assist the Company in securing funding and increasing its revenues and developing a comprehensive business strategy. In particular, the Consultant will: 3.1 Introduce the Company to potential customers and marketing alliance partners and assist the Company in negotiating agreements with such parties.

                  3.2 Source potential funding sources from institutional and private lenders in the U.S. and China.

                  3.3 Assist the Company in identifying potential merger and acquisition candidates.

                  3.4 Provide the Company with other business consulting services, if specifically requested by the Company in writing and within the Consultant's area of expertise.

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                     STANDARD CONSULTING AGREEMENT 2003-2004

         4. DUTIES OF THE COMPANY.

                  4.1 The Company shall supply the Consultant, on a regular and timely basis, with all approved data and information about the Company, its management, its products and its operations, and the Company shall be responsible for advising the Consultant of any facts which would affect the accuracy of any prior data and information previously supplied to the Consultant so that the Consultant may take corrective action.

                  4.2 The Company shall promptly notify the Consultant if any information or data being supplied to the Consultant has not been generally released or promulgated.

         5. DUTIES OF THE CONSULTANT.

                  5.1 The Consultant agrees that it will comply with all federal and state laws, rules, and regulations pertaining to all of its activities under this Agreement. The Consultant understands that he is solely responsible for obtaining any permits, certificates, or approvals from state or federal regulatory agencies if any activity under this Agreement requires such approval. The Consultant shall be responsible for all costs and expenses in such process, including but not limited to filing fees and attorneys fees.

                  5.2 The Consultant is not an agent or employee of the Company for any purposes whatsoever, but is an independent contractor, who shall have sole control of the manner and means of performing under this Agreement and shall be solely responsible for the payment of all of his compensation, withholding and all other taxes (including unemployment compensation and FICA) and for the compensation of its affiliates, agencies, employees and representatives, as well as all applicable withholding there from and taxes thereon (including unemployment compensation and
                           FICA) and workmen's compensation insurance.

                  5.3 All expenses and disbursements including, but not limited to, those for travel and subsistence, reasonable entertainment, office, clerical and general selling expenses, that may be incurred by the Consultant in connection with this Agreement shall be borne wholly and completely by Consultant and the Company shall not in any way be responsible or liable therefore, with exception of a designated trip, described as follows:

                           (a) The Company has authorized the Consultant to source a loan by utilizing equipment that it owns, operates and maintains in China. The Consultant shall be allocated the sum of Five Thousand Dollars ($5,000) for purposes of travel, related expenses, and cost of conducting business in China in an effort to secure this loan. This payment shall be conveyed by the Company prior to the Consultant's departure, presently scheduled for July 24, 2003.

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         6. COMPENSATION FOR CONSULTING SERVICES The Company shall pay
Consultant a fee equal to two percent (2%) of any funds raised on behalf of the Company, including any loans secured from lending institutions or private sources. Other compensation, for other services provided, will be negotiated on a case-by-case basis.

         7. TERMINATION. Notwithstanding Section 2 of this Agreement, this Agreement may be terminated at any time in accordance with the following provisions:

                  7.1 Either party may terminate this Agreement upon the failure of the other party to cure a material default under, or a breach of this Agreement with thirty (30) days after written notice is given as to such breach by the terminating party provided, however, that there shall be no termination if the defaulting party cures such default with such 30 day period;

                  7.2 Upon the bankruptcy or liquidation of the other party, whether voluntary or involuntary;

                  7.3 Upon the other party taking the benefit of any insolvency law; or

                  7.4 Upon the other party having or applying for a receiver appointed for all or substantial part of such party's assets or business.

         8. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. The Consultant acknowledges that he is the policy of the Company to maintain as secret and confidential all valuable information heretofore or hereafter acquired, developed or used by the Company in relation to its business, operations, employees and customers which may give the Company a competitive advantage in its industry (all such information is hereinafter referred to as "Confidential Information"). The parties recognize that by reason of its duties, the consultant may acquire confidential Information The consultant recognizes that all such Confidential Information is the property of the Company. In consideration of the Company entering into this Agreement, the Consultant agrees that:

                  (a) it shall never, directly or indirectly, publicly disseminate or otherwise disclose any Confidential Information obtained during his engagement by the Company without the prior written consent of the Company, unless and until such information is otherwise known to public generally, he being understood that the obligation created by this subparagraph shall survive the termination of the Agreement; and

                  (b) during the term of its engagement by the Company, the Consultant shall exercise all due and diligent precautions to protect the integrity of any of the Company's documents embodying Confidential Information (which shall be marked "Confidential" by the Company prior to delivery to the Consultant and, if not so marked, shall not be deemed to embody Confidential Information), and upon termination of its engagement, he shall return all such documents (and copies thereof) in his possession or control.

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         9. GENERAL PROVISIONS.

                  9.1 This Agreement is the sole, complete, and entire agreement between the parties and supersedes all prior negotiations, understandings, and/or agreements proposed or otherwise, written or oral, concerning the subject matter hereof. This Agreement may be amended only by means of a written instrument duly executed by all of the parties hereto.

                  9.2 The person(s) signing this Agreement for the Consultant represents and warrants that he/she has the proper authorization, legal, and authority to sign this Agreement on behalf of the Consultant.

                  9.3 The Preliminary Recitals set forth in the preamble are hereby incorporated and made part of this Agreement. Headings in this Agreement are for reference purposes only and do not form a part of this Agreement. If any term, condition, or provision of this Agreement shall be declared invalid or enforceable, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect and shall be valid and enforceable to the fullest extent permitted by law.

                  9.4 The parties agree to execute and deliver all such further documents, agreements, and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement. No waiver of any breach or default hereunder shall be considered valid unless such waiver is made in writing and signed by the party giving such waiver. The granting of a waiver by a party in a particular instance shall not constitute a waiver of future conduct unless expressly specified in the written instrument granting such waiver. No waiver shall be granted or inferred based upon the conduct of the parties.

                  9.5 This Agreement shall be governed by the laws of the State of Florida. Venue for enforcement of this Agreement shall be Palm Beach County, Florida. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same document. Facsimile signatures on this Agreement shall be effective and binding as original signatures. Any facsimile copy of a manually executed original shall be deemed a manually executed original.

                  9.6 All notices, requests, demands, and other communications shall be in writing, and shall be deemed to have been duly given when deposited in the United States mail by certified mail, return receipt requested, postage prepaid, addressed as follows:

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                                    As to the Company:




                                    As to the Consultant

                                    Genesis Technology Group, Inc.
                                    777 Yamato Road, Suite 130
                                    Boca Raton, FL 33431


         IN WHENESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                        COMPANY



Dated:                                  Signed: ________________________________





                                        GENESIS TECHNOLOGY GROUP, INC.



Dated:                                  Signed: ________________________________

                                                Gary L. Wolfson, CEO




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